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                                                                    May 11, 1999


Via facsimile
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Kyowa Hakko Kogyo Co., Ltd.
Attn:  George Goto, Licensing & Business Development
1-6-1 Ohtemachi
Chiyoda-ku
Tokyo  100-8185  JAPAN

Gentlemen:

     Reference is made to that certain License Agreement between Cephalon, Inc. ("CEPHALON") and Kyowa Hakko Kogyo Co., Ltd. ("KYOWA") dated as of May 12, 1992, as amended (the "License Agreement"), and further reference is made to that certain Supply Agreement between CEPHALON and KYOWA dated as of August 1, 1994, as amended (the "Supply Agreement"). All capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the License Agreement and the Supply Agreement, as may be applicable.

     Insofar as the parties now have determined that Cephalon is in a better position to assume responsibility for the manufacture and supply of the Substance(s), and insofar as Cephalon has agreed to assume the risk and responsibility the parties hereby amend the License Agreement as follows:

     1. The third sentence of Section 2.1 of the License Agreement relating to the retention by KYOWA of all manufacturing rights is hereby deleted, and the following terms are hereby added in lieu thereof: In connection with this grant of right and license to CEPHALON, KYOWA hereby grants to CEPHALON the exclusive right to manufacture the Substance(s) (except that KYOWA shall retain the right to manufacture the Substance(s) for use and sale in those areas where KYOWA has retained exclusive rights to commercialize the Pharmaceutical(s)). KYOWA hereby further agrees to provide to CEPHALON certain Know-How relating to the manufacture of the Substance(s) as may be necessary or advisable to facilitate the efficient manufacture of the Substance(s) and further to provide additional or updated Know-How from time to time to reflect developments (if any) in the manufacturing process. KYOWA acknowledges that, in the course of engaging a third party to serve as contract manufacturer of Substance(s), that CEPHALON necessarily will disclose to such third party Know-How and other confidential information. KYOWA hereby consents to such disclosure on the condition that any such disclosure will be made pursuant to the terms of Article 9 of this License Agreement, and further that CEPHALON will

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The emitted portions have been filed separately with the Commission.

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require that any such third party agree to be bound by such terms.  Moreover, during the term hereof KYOWA hereby agrees to consult free of charge with CEPHALON (and with a third party manufacturer to be designated by CEPHALON) with respect to the KNOW HOW and to any technical issues relating to the manufacturing of Substance(s).

     2. Section 4.2 of the License Agreement is hereby deleted, and the following terms are hereby inserted in substitution therefor: In consideration of the rights granted to CEPHALON thereunder, CEPHALON shall pay KYOWA an amount equal to [**] percent [**] of the Net Selling Price of the corresponding Pharmaceutical(s) in the Territory. For purposes of clarification, the parties acknowledge that this new provision shall be in lieu of the terms set forth in Section E(1)(b) of the Supply Agreement and that the new supply agreement to be negotiated and agreed upon by the parties shall not contain any similar provision.

     3. The entirety of Article 7 of the License Agreement relating to the supply of Substance(s) by KYOWA is hereby deleted, and the following terms are hereby inserted in substitution therefor: CEPHALON shall make available to KYOWA Substance(s) on such terms and conditions as may be agreed upon by the parties in a new supply agreement that will be substantially similar to those set forth in the Supply Agreement (except as otherwise provided herein), provided that KYOWA shall pay CEPHALON for the Substance(s) an amount equal to CEPHALON's Cost of Manufacture. For purposes of clarification, the parties acknowledge that KYOWA shall be responsible for transferring in a timely manner Know-How relating to the manufacture and formulation of the Substance(s) to CEPHALON or to a third party manufacturer to be designated by CEPHALON (with the approval of KYOWA), but that following a period not to exceed one year from the date of transfer of Know-How CEPHALON shall thereafter have sole responsibility for managing the manufacturing process.

     4. Furthermore, the parties hereby agree to terminate the Supply Agreement, to be effective as of the effective date of a new supply agreement between the parties reflecting the terms and conditions of this amendment as set forth above.

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The emitted portions have been filed separately with the Commission.

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     Please indicate your consent and agreement to the aforementioned terms by signing a copy of this letter in the space provided below.


                                       CEPHALON, INC.


                                       By:__________________________
                                          Peter E. Grebow, Ph.D.
                                          Senior Vice President
                                          Worldwide Business Development
KYOWA HAKKO KOGYO CO., LTD.


By:____________________________

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The emitted portions have been filed separately with the Commission.

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